
<ARTICLE> 5
<LEGEND>
This schedule has been restated as required by Item 601(c)(2)(iii) of Regulation S-K to reflect the spin-off of Primex Technologies, Inc., effective December 31, 1996. Share data has been restated to reflect the stock split, effective October 30, 1996. Such Item does not require balance sheet information for fiscal year 1994 to be included and zero's have been inserted in lieu of such information for such year. Figures are rounded to the nearest 1,000,000 (except EPS)
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                YEAR                   9-MOS                   6-MOS                   3-MOS            YEAR
<FISCAL-YEAR-END>            DEC-31-1995            DEC-31-1995             DEC-31-1995             DEC-31-1995      DEC-31-1994
<PERIOD-START>               JAN-01-1995            JAN-01-1995             JAN-01-1995             JAN-01-1995      JAN-01-1994
<PERIOD-END>                 DEC-31-1995            SEP-30-1995             JUN-30-1995             MAR-31-1995      DEC-31-1994
<CASH>                                 8                      6                       4                       5                0
<SECURITIES>                           0                      0                       0                       0                0
<RECEIVABLES>                        358                    392                     389                     370                0
<ALLOWANCES>                         (13)                     0                       0                       0                0
<INVENTORY>                          360                    355                     361                     345                0
<CURRENT-ASSETS>                     842                    863                     852                     821                0
<PP&E>                             2,406                  2,432                   2,329                   2,291                0
<DEPRECIATION>                    (1,565)                (1,587)                 (1,547)                 (1,522)               0
<TOTAL-ASSETS>                     2,182                  2,204                   2,109                   2,068                0
<CURRENT-LIABILITIES>                689                    732                     656                     653                0
<BONDS>                              411                    426                     426                     423                0
<PREFERRED-MANDATORY>                  0                      0                       0                       0                0
<PREFERRED>                           77                     80                      84                      84                0
<COMMON>                              49                     49                      49                      49                0
<OTHER-SE>                           715                    696                     669                     637                0
<TOTAL-LIABILITY-AND-EQUITY>       2,182                  2,204                   2,109                   2,068                0
<SALES>                            2,665                  2,026                   1,344                     666            2,268
<TOTAL-REVENUES>                   2,665                  2,026                   1,344                     666            2,268
<CGS>                              2,115                  1,610                   1,062                     534            1,844
<TOTAL-COSTS>                      2,115                  1,610                   1,062                     534            1,844
<OTHER-EXPENSES>                       0                      0                       0                       0                0
<LOSS-PROVISION>                       3                      0                       0                       0                2
<INTEREST-EXPENSE>                    35                     26                      17                       8               28
<INCOME-PRETAX>                      204                    164                     118                      54              119
<INCOME-TAX>                          70                     56                      40                      18               40
<INCOME-CONTINUING>                  134                    108                      78                      36               79
<DISCONTINUED>                         6                      5                       4                       2               12
<EXTRAORDINARY>                        0                      0                       0                       0                0
<CHANGES>                              0                      0                       0                       0                0
<NET-INCOME>                         140                    113                      82                      38               91
<EPS-PRIMARY>                       2.75                   2.24                    1.63                    0.76             1.83<F1>

<EPS-DILUTED>                       2.67                   2.16                    1.56                    0.73             1.77<F1>

<F1>Primary and fully diluted earnings per share include discontinued
operations.

